                                 THIRD AMENDMENT
                                     TO THE
                          WERNER HOLDING CO. (DE), INC.
                              EMPLOYEE SAVINGS PLAN


         WHEREAS, Werner Holding Co. (DE), Inc. (the "Sponsor") sponsors the Werner Holding Co. (DE), Inc. Employee Savings Plan (the "Plan"); and

         WHEREAS, the Sponsor desires to amend the Plan to clarify the operation of certain provisions as well as update the Plan in other respects; and

         WHEREAS, Section 14.02 of the Plan reserves to the Sponsor the authority to amend the Plan, with limitations not relevant here; and

         WHEREAS, this amendment is conditional upon its not adversely affecting the qualification of the Plan and its accompanying trust under sections 401(a) and 501(a), respectively, of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, the Plan is amended as follows, effective January 1, 1997 except as otherwise specifically stated below:

         I. CLARIFICATION OF ELIGIBILITY AND PARTICIPATION. Article II is amended as follows:

         1. Section 2.01 is re-numbered as Section 2.02 and re-titled as "PARTICIPATION".

         2. A new Section 2.01 is added at the beginning of Article II as follows:

         2.01     ELIGIBILITY

                  In general, each Employee of a Participating Employer is eligible to participate in the Plan. As an exception, Employees who are members of a collective bargaining unit are not eligible to participate in the Plan unless and until, and then only for as long as, the applicable collective bargaining agreement provides for participation in the Plan.

                  The following Sections 2.02 and 2.03 govern the timing of commencement and re-commencement of participation in the Plan but in their application are limited at all times to Employees who are eligible as set forth in this Section 2.01.

         3. Section 2.02 is re-numbered as Section 2.03, and the phrase "Section 2.01" is replaced by the phrase "Section 2.02" wherever it appears therein.

         II. ELECTIVE CONTRIBUTIONS: AMOUNT, TIMING AND LIMITS. Article IV is amended as follows:

         1. In Section 4.02(a), the first paragraph is replaced with the following:

         (a) Subject to any delayed effective date provided in Section 2.02 and to the limits provided in Sections 4.02(e), 4.02(f) and 5.05, each Participant shall have the option to enter into a written salary reduction agreement with the Participating Employer. A salary reduction agreement shall provide that the Participant agrees to accept a reduction in Compensation from the Participating Employer equal to any whole percentage from one percent (1%) to fifteen percent (15%) of his Compensation, as elected by the Participant, with the following three exceptions. First, Participants who are members of a collective bargaining unit may, in accordance with the applicable collective bargaining agreement or past practice, elect a reduction equal to a number of cents per hour (rather than a percentage of Compensation). Second, in the salary reduction agreement, a Participant may specify that the reduction shall not apply to that portion of his Compensation which represents bonuses. Third, in the salary reduction agreement, a Participant may specify any whole percentage (up to one hundred percent (100%)) as being applicable to any gainsharing to which the Participant may become entitled, after reduction for taxes.

         2. In Section 4.02(b), the phrase "received thereafter" is replaced by the phrase "earned thereafter".

         3. In Section 4.02(c), at the end of the second sentence (which begins, "The discontinuance will become effective . . ."), the following phrase is added: "and will apply to all Compensation earned thereafter".

         4. The first paragraph of Section 4.02(f) is replaced by the following:

         (f) Notwithstanding the amount or rate of salary reduction chosen by the Participant in the salary reduction agreement between the Participant and the Participating Employer, the Plan Administrator has authority to reduce the amount or rate of salary reduction (i) of any Employee to the extent necessary or appropriate to ensure that the limitations of Section 5.05 are not exceeded and (ii) of any highly compensated Employee to the extent necessary or appropriate to ensure that one (1) of the following nondiscrimination tests contained in Section 401(k) of the Code is satisfied for any Plan Year, including across-the-board limitations based on estimates of the maximum amount or rate of Salary Reduction Contributions that is expected to be permissible under those tests:

         III. CLARIFICATION THAT PLAN DOES NOT REQUIRE COMPANY CONTRIBUTIONS.
Section 4.04 is amended as follows:

         1. Section 4.04(a) is amended to read as follows:

         (a) While this Plan does not require contributions on behalf of any Participant who is a member of a collective bargaining unit, it is understood that the Participating Employer will comply with the terms of any applicable collective bargaining agreement regarding the time and amount of contributions to the Trust Fund on behalf of Participants who are Employees and members of a collective bargaining unit.

         2. Section 4.04(b) is amended to read as follows:

         (b) While this Plan does not require contributions on behalf of any Participant who is not a member of any collective bargaining unit, it is understood that the Participating Employer will observe the terms of its policies regarding contributions to the Trust Fund on behalf of Participants who are Employees but not members of any collective bargaining unit and not salaried, which policies may vary according to location.

         3. Section 4.04(c) is amended to read as follows:

         (c) With regard to Participants who are salaried Employees and not members of any collective bargaining unit, the Employer may (but is not required to) contribute to the Trust Fund on behalf of such Participants in such amounts as it determines from time to time.

         4. Sections 4.04(d) and (e) are deleted, and Sections 4.04(f) and (g) are re-numbered as Sections 4.04(d) and (e), respectively.

         5. Section 5.07(a)(1) is replaced in its entirety with the following:

         (1) Company Contributions made pursuant to Section 4.04(a) shall be allocated among the members of the particular bargaining unit in accordance with the rates and factors specified in the applicable collective bargaining agreement. Company Contributions made pursuant to Section 4.04(b) shall be allocated among the Participants on whose behalf contributions are made under that Section in accordance with the rates and factors specified in the applicable policy of the Participating Employer. Company Contributions made pursuant to section 4.04(c) shall be allocated among the Participants eligible to share in such Company Contribution in the proportion that each Participant's Compensation bears to the Compensation of all Participants eligible to share in such Company Contribution for the Plan Year. All Company Contributions shall be allocated to the Company Contribution Accounts of the eligible Participants.

         IV.  CASH-OUTS.  Section 7.01 is amended as follows:

         1. The phrase "(determined as of the Valuation Date preceding his termination of employment)" is replaced with the phrase "(determined as of the Valuation Date preceding his Annuity Starting Date)" in each place where it appears.

         2. Effective January 1, 1998, the phrase "three thousand five hundred dollars ($3,500)" is replaced with the phrase "five thousand dollars ($5,000)" in each place where it appears.

         V. MINIMUM REQUIRED DISTRIBUTIONS NOW MERELY PERMISSIVE UNLESS 5% OWNER. Section 7.03 is amended by adding at the end of the fifth sentence (which begins, "Notwithstanding the foregoing, effective January 1, 1989 . . .") the following new clause:

         , except that, effective January 1, 1997, such payment shall be merely permissive (rather than mandatory) until April 1 of the year following the year in which the Participant attains age seventy and one-half (70 1/2) or retires, whichever is later, as long as the Participant is not a five percent (5%) owner (within the meaning of section 401(a)(9) of the Code) with respect to the Plan Year in which he attains age seventy and one-half (70 1/2).

         VI. 30-DAY WAITING PERIOD ON DISTRIBUTIONS AND WAIVER THEREOF. Section
7.03 is amended by adding at the end thereof the following new paragraph:

         Payment shall not be made before the Participant receives notification under section 402(f) of the Code ("Special Tax Notice" regarding direct rollovers of eligible rollover distributions). In addition, payment shall not be made less than thirty (30) days after such notification unless the Participant is notified in writing that he is entitled to take up to thirty (30) days to consider his choice and, after receiving such notification, he affirmatively elects to waive the 30-day waiting period.

         VII. IMMEDIATE DISTRIBUTIONS PERMITTED TO ALTERNATE PAYEES UNDER QDRO'S. Effective upon adoption of this amendment, Article VII is amended by adding at the end thereof the following new section 7.08:

         7.08     IMMEDIATE DISTRIBUTIONS TO ALTERNATE PAYEES

                  Notwithstanding the fact that a Participant is not entitled to a distribution under this Article VII prior to termination of the Participant's employment, distribution to an Alternate Payee under a Qualified Domestic Relations Order is permitted prior to termination of the Participant's employment.

         VIII. LOANS LIMITED TO ACTIVE EMPLOYEES, WITH REPAYMENT BY PAYROLL DEDUCTION. Article VIII is amended as follows:

         1. The phrases "or a Party-in-Interest," "or Party-in-Interest" and "or Party-in-Interest's" are deleted wherever they appear in Sections 8.01 and 8.02.

         2. The third sentence of Section 8.01(c) (which begins, "For purposes of this Article VIII, 'Party-in-Interest' shall include . . .") is deleted.

         3. In Sections 8.01(a) and (b), the phrase "upon application by a Participant" is replaced with the phrase "upon application by a Participant who is currently employed by the Company or an Affiliate".

         4. In Section 8.01(e)(2), the third sentence (which begins, "Loans shall be repayable . . .") is amended by adding at the end thereof the new phrase "and only by payroll deduction".

         IX. ELABORATION OF RULES FOR LOANS. Section 8.01 is amended as follows:

         1. Section 8.01(c) is amended by adding a new second sentence as follows:

         The minimum amount of an emergency loan described in Section 8.01(a) shall be one thousand dollars ($1,000) and of a regular loan described in Section 8.01(b) five hundred dollars ($500).

         2. Section 8.01(e)(2) is amended by adding after the third sentence (which begins, "Loans shall be repayable . . .") a new fourth sentence as follows:

         The minimum monthly payment shall be five dollars ($5).

         3. Section 8.01(e)(3) is replaced in its entirety with the following:

         (3) Each loan shall bear interest at a rate equal to the rate charged by reputable banks in the city where the Plan is principally administered for secured loans of the same amount and duration, according to a survey conducted from time to time, but not less often than annually, by the Plan Administrator.

         4. In Section 8.01(e)(4), the last sentence (which begins, "In the event of default . . .") is deleted.

         5. At the end thereof, new sections 8.01(f), (g), (h) and (i) are added as follows:

         (f) The duty to repay a loan according to the original payment schedule shall be suspended (but not for more than one year) if and while the Participant is on a leave of absence without pay. When the Participant returns from the leave, the installment payments shall resume in the original amount and the term of the loan shall be extended by the same number of payments as were suspended. If such an extension would extend the term of the loan beyond the period permissible under
                  Section 8.01(e)(2) above, however, a new installment payment schedule shall be established instead, under which the new installment payments are sufficient to pay off the remaining balance of the loan by the end of the maximum period.

                  The duty to repay a loan according to the original payment schedule shall also be suspended if, and for as long as, the Participant is performing military service within the meaning of the federal Uniformed Services Employment and Reemployment Rights Act of 1994. When the Participant ceases to perform such service, the installment payments shall resume in the original amount and the term of the loan shall be extended by the same number of payments as were suspended.

         (g) A Participant may repay the outstanding balance of a loan at any time without penalty for pre-payment.

         (h) If a Participant fails to make the full amount of any required installment payment by payroll deduction, the loan shall be considered in default, and the entire outstanding balance due and payable immediately, on the last day of the calendar quarter following the calendar quarter in which the installment payment was due. Because repayment must be made by payroll deduction, termination of employment will ordinarily trigger a default.

                  If a loan goes into default and the Participant does not pay the outstanding balance, the outstanding balance shall be considered a "deemed distribution" for tax purposes to the extent provided in regulations of the Internal Revenue Service. When the Participant becomes entitled to a distribution from the Plan, the Plan Administrator shall foreclose on the Participant's vested accrued benefit that was pledged as security for the loan in order to satisfy the unpaid balance of the loan, effectively offsetting the unpaid balance of the loan against the amount otherwise payable from the Plan.

                  In addition, all loans will be due and payable immediately upon distribution of assets in the event of termination of the Plan.

         (i) Application for a loan shall be made to the Plan Administrator on a form prescribed by the Plan Administrator, who shall thereupon determine whether the loan is permitted under the Plan in the amount sought. The Plan Administrator may arrange for Participants to make first inquiry directly of the entity maintaining records of the individual accounts of Participants, which entity may provide Participants with information on the amount of loan available and with documentation necessary to make application to the Plan Administrator. In all events, the Plan Administrator shall have exclusive authority to grant or deny loans under the Plan. Denial of an application for a loan, in whole or in part, shall be considered a denial of benefits, subject to the ordinary claim and appeal procedures of the Plan.

         X. GENERAL RULE AND SAFE HARBOR BOTH AVAILABLE FOR HARDSHIP WITHDRAWALS. Effective upon adoption of this amendment, Section 8.03(c) is amended as follows:

         1. A new paragraph is begun with the third sentence (which begins, "Notwithstanding the preceding sentence, a Participant will be deemed . . ."), of which the portion up through the colon is replaced with the following:

         As to the existence of an immediate and heavy financial need, without derogation of the general rule expressed above, the following circumstances shall, as a safe harbor, be considered immediate and heavy financial need:

         2. The fourth sentence (which begins, "Further, the distribution will be deemed necessary . . .") is replaced in its entirety, including the numbered subsections, with the following:

         As to the amount required to satisfy the financial need, as a general rule, a distribution will not be considered necessary except to the extent that the Participant has truthfully represented to the Plan Administrator that the financial need remains unsatisfied after all reimbursement or compensation by insurance, reasonable liquidation of the assets of the Participant and those of his spouse and minor children which are reasonably available to the Participant, cessation of Salary Reduction Contributions under the Plan and salary reduction contributions under all other plans of the Company or an Affiliate, borrowing from commercial sources, and all other distributions or non-taxable loans from any employer. Without derogation of the general rule expressed in the preceding sentence, as a safe harbor, a distribution shall be considered necessary to satisfy the financial need if all of the following conditions are met:

         (1) the amount of the distribution does not exceed the amount of the financial need;

         (2) the Participant has obtained all loans and all other distributions available under all plans of the Company or an Affiliate;

         (3) the Participant's Salary Reduction Contributions and Voluntary Employee Contributions under this Plan and salary reduction contributions and after-tax employee contributions under all other plans of the Company and any Affiliate are suspended for at least twelve (12) months following the distribution; and

         (4) the Participant's Salary Reduction Contributions under this Plan and salary reduction contributions under all other plans of the Company and any Affiliate which are made during the year of the distribution will count against the dollar limit on elective deferrals under section 402(g) of the Code for the calendar year following the calendar year of the distribution.

         XI. REMOVAL OF 60-DAY REQUIREMENT FOR INCOMING DIRECT ROLLOVERS.
Section 9.01 is amended by replacing paragraphs (a) and (b) in their entirety with the following:

         (a) all or any portion of any eligible rollover distribution, within the meaning of section 402(c) of the Code, whether in a direct trustee-to-trustee transfer pursuant to section 401(a)(31) of the Code or after receipt by the Employee (recognizing that, in the case of a transfer made after receipt by the Employee, the amount may not be excludable from the Employee's taxable income unless the transfer occurs within sixty (60) days of receipt); and

         (b) all or any portion of an individual retirement account or individual retirement annuity, both within the meaning of section 402(c) of the Code, which consists entirely of one or more eligible rollover distributions as described in paragraph
                  (a) plus investment return thereon.

         XII. NOTICE OF EXTENSION TO CONSIDER APPEAL. Section 13.02 is amended by adding at the end of the third sentence (which begins, "The Plan Administrator shall furnish a written decision . . .") the phrase "and the claimant is notified of the extension by the end of the original 60-day period to consider the appeal".

         XIII. UNFETTERED RIGHT TO AMEND OR TERMINATE. Article XIV is amended as follows:

         1. Section 14.01(b) is replaced in its entirety with the following:

         (b) This Plan may be terminated by the Company at any time in its sole discretion. In addition, each Participating Employer may terminate the Plan with respect to its Employees at any time in its sole discretion.

         2. In Section 14.02, the phrase "by notice thereof in writing delivered to the Trustee" is deleted.